UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2005

NPS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23272	87-0439579
(Commission File Number)	(IRS Employer Identification No.)

383 Colorow Drive
Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 583-4939

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2005, the Board of Directors of NPS Pharmaceuticals, Inc., adopted the Company’s priority goals for the 2005 fiscal year. The priority goals are made up of both financial and non-financial objectives, including:

•	managing the Company’s research and development and general administrative expenses within specified dollar amounts reflected in the Company’s 2005 annual budget;

•	developing and implementing a sales and marketing force within the Company;

•	implementing internal employee development and performance programs; and

•	aggressively pursuing the advancement of products in the Company’s clinical and pre-clinical pipeline.

The short term incentive compensation paid to executive officers under the revised compensation structure recently adopted will be based on the Compensation Committee’s judgment of the performance of our executive officers during the 2005 fiscal year in achieving the Company’s priority goals. This judgment will be based on qualitative and quantitative measures that will vary between executive officers based on area of responsibility. Short term incentive compensation will be paid to our executive officers as a cash bonus in early 2006. The amount of the bonus is limited to a target percentage of base salary. The target percentage for each executive officer is determined on the basis of compensation paid to executive officers performing similar functions in a peer group of similarly situated companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS PHARMACEUTICALS, INC.

/s/ HUNTER JACKSON
Hunter Jackson
CEO, President and Chairman of the Board

Date: February 25, 2005

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